As filed with the Securities and Exchange Commission on August 18, 2011
Registration No. 333-175664
UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Amendment No. 1
to

Form S-3

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
BIOLASE TECHNOLOGY, INC.
(Exact name of registrant as specified in its charter)

DELAWARE	87-0442441
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

4 Cromwell
Irvine, California 92618
(949) 361-1200
(Address, including zip code, and telephone number, including area code, of principal executive offices)

Federico Pignatelli
Chairman and Chief Executive Officer
Biolase Technology, Inc.
4 Cromwell
Irvine, California 92618
(949) 361-1200
(Name, address, including zip code and telephone number, including area code, of agent for service)

With a copy of all communications and notices to:

Michael C. Carroll, Esq.
Carroll & Carroll, P.C.
18101 Von Karman Avenue, Suite 330
Irvine, California 92612
(949) 340-7375

Approximate date of commencement of proposed sale to the public: From time to time after this registration statement becomes effective.

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, please check the following box.  ☑

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act of 1933, check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act of 1933, check the following box.  ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act of 1933, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☐	Smaller reporting company ☑
(Do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE

		Proposed Maximum	Proposed Maximum	Amount of
Title of Each Class of	Amount to be	Offering	Aggregate	Registration
Securities to be Registered	Registered(1)	Price per Unit(2)	Offering Price(2)	Fee(2)
Common Stock ($0.001 par value)	1,625,947	$4.63 (2)	$7,528,135 (2)	$874	(2)(4)
Common Stock ($0.001 par value) issuable upon exercise of warrants	722,973	$6.50 (3)	$4,699,325 (3)	$546	(3)(4)

(1)	This registration statement also shall cover an indeterminate number of additional shares of common stock and common stock issuable upon exercise of warrants, as may become issuable pursuant to Rule 416 under the Securities Act of 1933, in order to prevent dilution in the event of a stock split, stock dividend, or other similar transaction.

(2)	Estimated solely for purposes of calculating the registration fee pursuant to Rule 457(c) under the Securities Act of 1933. The proposed maximum offering price per unit, the proposed maximum aggregate offering price and the amount of the registration fee have been computed on the basis of the average of the high and low prices of the Biolase Technology, Inc. common stock as reported on the NASDAQ Capital Market on July 12, 2011.

(3)	Estimated solely for purposes of calculating the registration fee pursuant to Rule 457(g)(1) under the Securities Act. The proposed maximum offering price per unit, the proposed maximum aggregate offering price, and the amount of registration fee have been computed on the basis of the $6.50 exercise price per share that may be acquired by the selling stockholders named in this registration statement upon exercise of warrants.

(4)	Fee previously paid.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities, and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED AUGUST 18, 2011

PROSPECTUS

BIOLASE TECHNOLOGY, INC.

2,348,920 SHARES OF

COMMON STOCK

This prospectus relates to the disposition from time to time of up to 2,348,920 shares of our common stock, which are held or may be held by the selling stockholders named in this prospectus. The persons listed as our selling stockholders in this prospectus are offering and selling up to 1,625,947 shares of our common stock currently owned by such selling stockholders as well as up to 722,973 shares of our common stock that may be acquired by such selling stockholders upon exercise of outstanding warrants. The warrants are exercisable on or after December 29, 2011 at an exercise price of $6.50 per share of common stock. We are not selling any shares of common stock or warrants in this offering and, therefore will not receive any proceeds from this offering by the selling stockholders. However, we will receive the proceeds from the exercise of the warrants by the selling stockholders, if any, to the extent that the warrants are not exercised on a cashless or net basis. See the section entitled “Use of Proceeds” on page five of this prospectus. We will bear all of the expenses and fees incurred in registering the shares offered by this prospectus.

The selling stockholders identified in this prospectus, or their permitted transferees or other successors-in-interest, may offer the shares from time to time through public or private transactions at prevailing market prices, at prices related to prevailing market prices, or at privately negotiated prices. The selling stockholders may engage brokers or dealers who may receive commissions or discounts from the selling stockholders. Any broker-dealer acquiring the common stock from the selling stockholders may sell these securities in normal market making activities, through other brokers on a principal or agency basis, in negotiated transactions, to its customers or through a combination of methods. We provide more information about how the selling stockholders may sell its shares of common stock in the section entitled “Plan of Distribution” beginning on page 5 of this prospectus. We will not be paying any underwriting discounts or commissions in connection with any offering of common stock under this prospectus.

Our common stock is listed on the NASDAQ Capital Market under the symbol “BLTI.” On August 17, 2011, the last reported sale price of our common stock on the NASDAQ Capital Market was $2.84. Our warrants are not and will not be listed for trading on any exchange.

Investing in our common stock involves a high degree of risk. Before buying any of our common stock, you should carefully consider the risk factors beginning on page 6 of Part I, Item 1A of our Annual Report on Form 10-K for the year ended December 31, 2010 which is incorporated by reference into this Prospectus, as well those described or may be described in any subsequent quarterly report on Form 10-Q under Part II, Item IA or annual report on Form 10-K under Part I, Item 1A incorporated by reference into this prospectus or related prospectus supplements. You should consider carefully these risks together with all of the other information contained in this prospectus and any related prospectus supplement before making a decision to purchase our common stock.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is          , 2011.

ABOUT THIS PROSPECTUS

We have filed a shelf registration statement on Form S-3 with the Securities and Exchange Commission (the “SEC”) covering the shares of common stock offered by this prospectus. Under this shelf registration process, the selling stockholder may from time to time, in one or more offerings, sell the common stock described in this prospectus. As permitted by the rules and regulations of the SEC, this prospectus omits certain information, exhibits and undertakings contained in the registration statement. For further information pertaining to the shares of common stock offered by this prospectus, reference is made to the registration statement, including the exhibits filed as a part thereof.

You should rely only on the information contained in or incorporated by reference into this prospectus, as supplemented and amended. We have not authorized anyone to provide you with different information. This document may only be used where it is legal to sell these securities. You should not assume that the information contained in this prospectus is accurate as of any date other than its date regardless of the time of delivery of the prospectus or any sale of our common stock.

We urge you to read carefully this prospectus, as supplemented and amended, together with the information incorporated herein by reference as described under the heading “Information Incorporated by Reference,” before deciding whether to invest in any of the common stock being offered.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and the documents incorporated by reference herein contain forward-looking statements. These statements involve known and unknown risks, uncertainties and other important factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements.

These forward-looking statements include, without limitation, statements, predictions and expectations regarding our earnings, revenue, sales and operations, operating expenses, anticipated cash needs, capital requirements and capital expenditures, needs for additional financing, use of working capital, plans for future products and services and for enhancements of existing products and services, anticipated growth strategies, ability to attract customers, sources of net revenue, anticipated trends and challenges in our business and the markets in which we operate, the adequacy of our facilities, the impact of economic and industry conditions on our customers and our business, customer demand, our competitive position, the outcome of any litigation against us, the perceived benefits of any technology acquisitions, critical accounting policies; and the impact of recent accounting pronouncements. Additional forward-looking statements include, but are not limited to, statements pertaining to other financial items, plans, strategies or objectives of management for future operations, our financial condition or prospects, and any other statement that is not historical fact. Forward-looking statements are often identified by the use of words such as “may,” “might,” “will,” “intend,” “should,” “could,” “can,” “would,” “continue,” “expect,” “believe,” “anticipate,” “estimate,” “predict,” “potential,” “plan,” “seek” and similar expressions and variations or the negativities of these terms or other comparable terminology.

These forward-looking statements are based on the expectations, estimates, projections, beliefs and assumptions of our management based on information currently available to management, all of which is subject to change. Such forward-looking statements are subject to risks, uncertainties and other factors that are difficult to predict and could cause actual results to differ materially from those stated or implied by our forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to, those identified under “Risk Factors” in this prospectus and our Annual Report on Form 10-K for the year ended December 31, 2010, as well as in any subsequent quarterly report on Form 10-Q, which are incorporated herein by reference, and under similar headings in any supplements to this prospectus. We undertake no obligation to revise or update publicly any forward-looking statements to reflect events or circumstances after the date of such statements for any reason except as otherwise required by law.

i

PROSPECTUS SUMMARY

This summary may not contain all of the information that may be important to you. You should read the entire prospectus (as supplemented and amended), including the financial data and related notes, risk factors and other information incorporated by reference in this prospectus, before making an investment decision. Unless the context indicates otherwise, as used in this prospectus, the terms “Biolase,” “the Company,” “we,” “us,” and “our” refer to Biolase Technology, Inc., a Delaware corporation.

Our Company

We are a medical technology company that develops, manufactures and markets lasers and related products focused on technologies for improved applications and procedures in dentistry and medicine. In particular, our principal products provide dental laser systems that allow dentists, periodontists, endodontists, oral surgeons and other specialists to perform a broad range of dental procedures, including cosmetic and complex surgical applications. Our systems are designed to provide clinically superior performance for many types of dental procedures, with less pain and faster recovery times than are generally achieved with drills, scalpels and other dental instruments. We have clearance from the U.S. Food and Drug Administration (“FDA”) to market our laser systems in the United States and also have the necessary approvals to sell our laser systems in Canada, the European Union and certain other international markets.

We offer two categories of laser system products: (i) Waterlase systems and (ii) Diode systems. Our flagship product category, the Waterlase system, uses a patented combination of water and laser to perform most procedures currently performed using dental drills, scalpels and other traditional dental instruments for cutting soft and hard tissue. We also offer our Diode laser systems to perform soft tissue and cosmetic procedures, including tooth whitening. We believe that we are the world’s leading dental laser manufacturer and distributor. Since 1998, we have sold approximately 8,000 Waterlase systems, including over 4,000 Waterlase MD systems, and more than 16,000 laser systems in total in over 50 countries. Other products under development address ophthalmology and other medical and consumer markets.

We currently operate in a single reportable business segment. We had net revenues of $26.2 million, $43.3 million and $64.6 million in 2010, 2009 and 2008, respectively, and we had net losses of $12.0 million, $3.0 million and $9.1 million for the same periods.

Our independent registered public accounting firm, BDO USA, LLP, has included an explanatory paragraph in their opinion that accompanies our audited consolidated financial statements as of and for the year ended December 31, 2010, indicating that recurring losses from operations, declining revenues, and a working capital deficit at December 31, 2010 raised substantial doubt about our ability to continue as a going concern.

We were originally formed as Societe Endo Technic, SA (“SET”) in 1984 in Marseilles, France, to develop and market various endodontic and laser products. In 1987, SET merged into Pamplona Capital Corp., a public holding company incorporated in Delaware. In 1994, we changed our name to Biolase Technology, Inc. Since 1998, our primary objective has been to be the leading designer, manufacturer and marketer of laser systems for the dental industry. Our principal offices are located at 4 Cromwell, Irvine, California 92612 and our telephone number is (949) 361-1200. Our website is www.biolase.com. Information contained on, or accessible through, our website does not constitute a part of this prospectus.

The Offering

Securities Offered	This offering relates to the disposition from time to time of up to 2,348,920 shares of our common stock issued or issuable to the selling stockholders, consisting of 1,625,947 shares of our common stock and 722,973 shares of our common stock issuable upon exercise of warrants. We sold these 1,625,947 shares of common stock and warrants to the selling stockholders in private placement transactions that were completed in June 2011 (the “Private Placement”). Rodman & Renshaw, LLC acted as the exclusive placement agent for the issuance and sale of the securities in the Private Placement.

The selling stockholders may from time to time offer and sell any or all of the shares under this prospectus; however, the selling stockholders are not obligated to sell the shares.

We intend for the shares of common stock issuable upon exercise of the warrants from the Private Placement (for up to 722,973 shares) to be issued to the selling stockholders in transactions exempt from registration under the Securities Act pursuant to Rule 506 of the Securities Act. The warrants shall not be exercisable until December 24, 2011 — six months after their issuance to the selling stockholders.

Registration Rights Agreement	Concurrent with our issuance and sale of the common stock and warrants in the Private Placement, we also entered into a Registration Rights Agreement with the selling stockholders (the “Registration Rights Agreement”) that required us to file a registration statement with the SEC covering the resale by such selling stockholders of the common stock and the shares of common stock issuable upon exercise of the warrants issued in the Private Placement. This prospectus is a part of that registration statement. Pursuant to the Registration Rights Agreement, we are obligated to file and maintain for the benefit of the selling stockholders a registration statement with respect to the shares of common stock and the shares of common stock issuable upon exercise of the warrants issued in the Private Placement, until the earlier of (i) the date on which all such shares may be resold by the selling stockholders without registration and without regard to any volume or manner-of-sale limitations by reasons of Rule 144 under the Securities Act, without the requirement for the Company to be in compliance with the current public information provision under Rule 144 or any other rule of similar effect or (ii) all such shares have been sold pursuant to this prospectus or Rule 144 under the Securities Act or any other rule of similar effect. If we fail to meet this obligation, we may be subject to certain penalties, including monetary penalties, set forth in the Registration Rights Agreement. The foregoing description of the Registration Rights Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of such agreement, a copy of which is filed as an exhibit to this registration statement and is incorporated herein by reference.

Use of Proceeds	We are not selling any shares of common stock or warrants in this offering and, therefore will not receive any proceeds from this offering by the selling stockholders. However, we will receive the proceeds from the exercise of the warrants by the selling stockholders, if any, to the extent that the warrants are not exercised on a cashless or net basis. If all the warrants are exercised for cash, we would receive an aggregate of $4,699,325 from such exercise.

We anticipate that any net proceeds we receive in connection with the selling stockholders’ cash exercise of the warrants will be used for general corporate purposes and working capital.

Risk Factors	Investing in our common stock involves a high degree of risk. You should consider carefully the risk factors beginning on page 21 under Part I, Item 1A. of our Annual Report on Form 10-K for the year ended December 31, 2010, which is incorporated by reference into this Prospectus, as well those described or may be described in any subsequent quarterly report on Form 10-Q under Part II, Item IA or annual report on Form 10-K under Part I, Item 1A incorporated by reference into this prospectus or related prospectus supplements.

NASDAQ Capital Market symbol	BLTI

USE OF PROCEEDS

We are not selling any shares of common stock or warrants in this offering and, therefore will not receive any proceeds from this offering by the selling stockholders. However, we will receive the proceeds from the exercise of the warrants by the selling stockholders, if any, to the extent that the warrants are not exercised on a cashless or net basis. If all the warrants are exercised for cash, we would receive an aggregate of $4,699,325 from such exercise.

We anticipate that any net proceeds we receive in connection with the selling stockholders’ cash exercise of the warrants will be used for general corporate purposes and working capital.

SELLING STOCKHOLDERS

The following table presents information regarding the selling stockholders’ beneficial ownership of our common stock as of June 29, 2011 based upon information provided by them which we have not independently verified. Although we have assumed for purposes of the table that the selling stockholders will sell all of the shares offered by this prospectus, because they may from time to time offer all or some of their shares under this prospectus or in another manner, no assurance can be given as to the actual number of shares that will be resold by the selling stockholders (or any of them), or that will be held after completion of any resales. In addition, a selling stockholder may have sold or otherwise disposed of shares in transactions exempt from the registration requirements of the Securities Act or otherwise since the date such selling stockholder provided information to us. The selling stockholders are not making any representation that the shares covered by this prospectus will be offered for sale. Except as may be set forth below, no selling stockholder has held any position, office or other material relationship with us or our predecessors or affiliates within the past three years.

Beneficial ownership is determined in accordance with Regulation 13D of the Securities Act. Under Regulation 13D a person is deemed to be the beneficial owner of a security, subject to certain exceptions, if that person has the right to acquire beneficial ownership of such security within sixty days. Because the selling stockholders may not exercise the warrants until December 24, 2011 (more than sixty days from June 29, 2011, the date at which the table below is calculated), for purposes of Regulation 13D, the selling stockholders do not as of June 29, 2011 beneficially own the shares of common stock underlying the warrants sold to them in the Private Placement. As such, the shares of common stock underlying the warrants are not reflected in the column labeled “Number of Shares Owned as of the Date of this Prospectus” in the table below. The column labeled “Number of Shares Offered Hereby” in the table below, assumes that each selling stockholder fully exercises its warrants for cash. The column labeled “Number of Shares to Be Owned after Sale of Shares pursuant to this Offering” assumes that the selling stockholders sell all the shares registered under this prospectus.

The terms of the warrants provide that no selling stockholder may exercise the warrants for shares of common stock for at least six months from June 29, 2011. Except as set forth in the table below, the terms of the warrants further provide that, subject to certain exceptions, a selling stockholder may not exercise the warrants, to the extent such exercise would cause such selling stockholder, together with its affiliates, to beneficially own a number of shares of common stock which would exceed 4.99% of our then outstanding shares of common stock following such exercise (which upon notice may be increased or decreased, but may not under any circumstances exceed 9.99%), excluding for purposes of such determination shares of common stock issuable upon exercise of the warrants which have not been exercised. Notwithstanding the foregoing, all shares that are issuable to a selling stockholder upon exercise of the warrants are included in the number of shares being offered in this table without taking the 4.99% limitation into account. The selling stockholders may sell all, some or none of their shares in this offering.

			Number of
			Shares to Be
	Number of	Number of	Owned after
	Shares Owned	Shares	Sale of Shares
	as of June 29,	Offered	pursuant to this
Names	2011(1)	Hereby(2)	Offering(3)

Anson Investments Master Fund LP	500,000	750,000	0
Deerfield Special Situations Fund International, Limited(4)	439,640	659,459	0
Deerfield Special Situations Fund, L.P.(4)	281,081	421,622	0
Cranshire Capital LP(5)	169,370	254,055	0
Freestone Advantage Partners, LP(6)	10,810	16,215	0
Hudson Bay Master Fund Ltd.(7)	45,046	67,569	0
Kingsbrook Opportunities Master Fund LP(8)	180,000	180,000	0
TOTAL:	1,625,947	2,348,920	0

(1)	Includes all securities directly and indirectly beneficially owned by each selling stockholder calculated in accordance with Regulation 13D of the Securities Act. As noted above, because the warrants are not exercisable within 60 days of June 29, 2011, the selling stockholders do not as of such date beneficially own the shares of common stock underlying the warrants.

(2)	Includes all shares of common stock issued, or issuable upon the exercise of warrants, in connection with the transactions described under “Prospectus Summary — The Offering.”

(3)	Assumes all shares registered under this prospectus will be sold.

(4)	Unlike the terms of the warrants issued to the other selling stockholders, the terms of the warrants issued to Deerfield Special Situations Fund International, Limited and Deerfield Special Situations Fund, L.P. permit such selling stockholder to exercise its warrants if immediately after such exercise the selling stockholder would beneficially own more than 4.99% of our then outstanding shares of common stock, provided, however, that the selling stockholder may not exercise the warrants, to the extent such exercise would cause such selling stockholder, together with its affiliates, to beneficially own a number of shares of common stock which would exceed 9.985% of our then outstanding shares of common stock following such exercise (which upon notice may be increased or decreased, but may not under any circumstances exceed 9.99%).

(5)	Downsview Capital, Inc. (“Downsview”) is the general partner of Cranshire Capital, L.P. (“Cranshire”) and has voting control and investment discretion over securities held by Cranshire. Mitchell P. Kopin (“Mr. Kopin”), President of Downsview, has voting control over Downsview. As a result of the foregoing, each of Mr. Kopin and Downsview may be deemed to have beneficial ownership (as determined under Section 13(d) of the Securities Exchange Act of 1934, as amended) of the shares of common stock beneficially owned by Cranshire.

(6)	Downsview is the investment manager for a managed account of Freestone Advantage Partners, LP and has voting control and investment discretion over securities held in such account. Mitchell P. Kopin (“Mr. Kopin”), President of Downsview, has voting control over Downsview. As a result, each of Mr. Kopin and Downsview may be deemed to have beneficial ownership (as determined under Section 13(d) of the Securities Exchange Act of 1934, as amended) of the shares held in such account which are being registered hereunder.

(7)	Hudson Bay Capital Management LP, the investment manager of Hudson Bay Master Fund Ltd. (“Hudson Bay”), has voting and investment power over these securities. Sander Gerber is the managing member of Hudson Bay Capital GP LLC, which is the general partner of Hudson Bay Capital Management LP. Sander Gerber disclaims beneficial ownership over these securities.

(8)	Kingsbrook Partners LP (“Kingsbrook Partners”) is the investment manager of Kingsbrook Opportunities Master Fund LP (“Kingsbrook Opportunities”) and has voting control and investment discretion over securities held by Kingsbrook Opportunities. Kingsbrook Opportunities GP LLC (“Opportunities GP”) is the general partner of Kingsbrook Opportunities and may be considered the beneficial owner of any securities deemed to be beneficially owned by Kingsbrook Opportunities. KB GP LLC (“GP LLC”) is the general partner of Kingsbrook Partners and may be considered the beneficial owner of any securities deemed to be beneficially owned by Kingsbrook Partners. Ari J. Storch, Adam J. Chill and Scott M. Wallace are the sole managing members of Opportunities GP and GP LLC and as a result may be considered beneficial owners of any securities deemed beneficially owned by Opportunities GP and GP LLC. Each of Kingsbrook Partners, Opportunities GP, GP LLC and Messrs. Storch, Chill and Wallace disclaim beneficial ownership of these securities.

On August 2, 2011, we repurchased from Kingsbrook Opportunities the common stock warrant exercisable for 90,000 shares of our common stock that we previously sold to Kingsbrook Opportunities in the Private Placement. As a result, the 90,000 shares of our common stock issuable upon exercise of such warrant are not included in the above-referenced Selling Stockholder table and are not otherwise included in the total number of shares of our common stock offered by this prospectus.

If and when a selling stockholder sells all of his shares of common stock registered under this prospectus, none of the selling stockholders will own more than one percent (1%) of our common stock at June 29, 2011.

PLAN OF DISTRIBUTION

Each selling stockholder of the securities and any of their pledgees, assignees and successors-in-interest may, from time to time, sell any or all of their securities covered hereby on the NASDAQ Capital Market or any other stock exchange, market or trading facility on which the securities are traded or in private transactions. These sales may be at fixed or negotiated prices. A selling stockholder may use any one or more of the following methods when selling securities:

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•	block trades in which the broker-dealer will attempt to sell the shares as agent, but may position and resell a portion of the block as principal to facilitate the transaction;

•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•	an exchange distribution in accordance with the rules of the applicable exchange;

•	privately negotiated transactions;

•	settlement of short sales entered into after the effective date of the registration statement of which this prospectus is a part;

•	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

•	in transactions through broker-dealers that agree with the selling stockholders to sell a specified number of such shares at a stipulated price per share;

•	a combination of any such methods of sale; and

•	any other method permitted by applicable law.

The selling stockholders may also sell securities under Rule 144 under the Securities Act if available, rather than under this prospectus.

Broker-dealers engaged by the selling stockholders may arrange for other broker-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the selling stockholders (or, if any broker-dealer acts as agent for the purchaser of securities, from the purchaser) in amounts to be negotiated, but, except as set forth in a supplement to this prospectus, in the case of an agency transaction not in excess of a customary brokerage commission in compliance with FINRA Rule 2440; and in the case of a principal transaction a markup or markdown in compliance with FINRA IM-2440.

In connection with the sale of the securities, the selling stockholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the securities in the course of hedging the positions they assume. The selling stockholders may also sell securities short and deliver these securities to close out their short positions, or loan or pledge the securities to broker-dealers that in turn may sell these securities. The selling stockholders may also enter into option or other transactions with broker-dealers or other financial institutions or create one or more derivative securities which require the delivery to such broker-dealer or other financial institution of securities offered by this prospectus, which securities such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

The selling stockholders and any broker-dealers or agents that are involved in selling the securities may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker- dealers or agents and any profit on the resale of the securities purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. Each selling stockholder has informed the Company that it does not have any written or oral agreement or understanding, directly or indirectly, with any person to distribute the securities. In no event shall any broker-dealer receive fees, commissions and markups which, in the aggregate, would exceed eight percent (8%).

The Company is required to pay certain fees and expenses incurred by the Company incident to the registration of the securities. The Company has agreed to indemnify the selling stockholders against certain losses, claims, damages and liabilities, including liabilities under the Securities Act.

Because selling stockholders may be deemed to be “underwriters” within the meaning of the Securities Act, they will be subject to the prospectus delivery requirements of the Securities Act including Rule 172 thereunder. In addition, any securities covered by this prospectus which qualify for sale pursuant to Rule 144 under the Securities Act may be sold under Rule 144 rather than under this prospectus. The selling stockholders have advised us that there is no underwriter or coordinating broker acting in connection with the proposed sale of the resale securities by the selling stockholders.

The Company has agreed to keep this prospectus effective until the earlier of (i) the date on which the securities may be resold by the selling stockholders without registration and without regard to any volume or manner-of-sale limitations by reason of Rule 144, without the requirement for the Company to be in compliance with the current public information provision under Rule 144 under the Securities Act or any other rule of similar effect or (ii) all of the securities have been sold pursuant to this prospectus or Rule 144 under the Securities Act or any other rule of similar effect. The resale securities will be sold only through registered or licensed brokers or dealers if required under applicable state securities laws. In addition, in certain states, the resale securities covered hereby may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

Under applicable rules and regulations under the Exchange Act, any person engaged in the distribution of the resale securities may not simultaneously engage in market making activities with respect to the common stock for the applicable restricted period, as defined in Regulation M, prior to the commencement of the distribution. In addition, the selling stockholders will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including Regulation M, which may limit the timing of purchases and sales of securities of the common stock by the selling stockholders or any other person. We will make copies of this prospectus available to the selling stockholders and have informed them of the need to deliver a copy of this prospectus to each purchaser at or prior to the time of the sale (including by compliance with Rule 172 under the Securities Act).

AVAILABLE INFORMATION

We have filed a registration statement on Form S-3 with the SEC covering the shares of common stock offered by this prospectus. As permitted by the rules and regulations of the SEC, this prospectus omits certain information, exhibits and undertakings contained in the registration statement. For further information pertaining to the shares of common stock offered by this prospectus, reference is made to the registration statement, including the exhibits filed as a part thereof.

We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC’s website at http://www.sec.gov. The SEC’s website contains reports, proxy and information statements and other information regarding issuers, such as us, that file electronically with the SEC. You may also read and copy any document we file with the SEC at the SEC’s Public Reference Room at 100 F Street, N.E., Room 1580, Washington, D.C. 20549. You may also obtain copies of these documents at prescribed rates by writing to the SEC. Please call the SEC at 1-800-SEC-0330 for further information on the operation of its Public Reference Room. Information about us, including our SEC filings is also available at our Internet website at http://www.biolase.com. However, the information on our Internet site is not a part of this prospectus or any prospectus supplement.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The SEC allows us to “incorporate by reference” the information we file with them, which means that we can disclose important information to you by referring you to those documents. The information we incorporate by reference into this prospectus is considered to be part of this prospectus, and information that we file later with the SEC automatically will update and supersede this information. We incorporate by reference the documents listed below and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”):

(1) Our Annual Report on Form 10-K for the fiscal year ended December 31, 2010, as filed with the SEC on March 23, 2011;

(2) Our Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31, 2011 and June 30, 2011, as filed with the SEC on May 10, 2011 and August 11, 2011, respectively;

(3) Our Current Reports on Form 8-K as filed with the SEC on January 24, 2011, February 23, 2011, March 10, 2011, March 16, 2011, April 6, 2011, April 12, 2011, May 5, 2011, May 9, 2011, May 11, 2011, June 1, 2011, June 14, 2011, June 16, 2011, June 29, 2011, July 5, 2011, July 14, 2011, and August 10, 2011 (to the extent that items contained in the preceding Current Reports on Form 8-K are furnished but not deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (or otherwise subject to the liabilities of Section 18), such items are not incorporated by reference);

(4) Our Proxy Statement relating to our Annual Meeting of Stockholders held on May 5, 2011, as filed with the SEC on March 31, 2011; and

(5) The description of our common stock contained in our Registration Statement on Form 8-A, as filed with the SEC on December 29, 1998, and any amendments or reports filed for the purpose of updating such description.

Except as otherwise indicated, all documents we file with the SEC pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act subsequent to the date of this prospectus and prior to the filing of a subsequent post-effective amendment that indicates that all securities offered have been sold or that deregisters all securities then remaining unsold will be deemed to be incorporated by reference into this prospectus and to be part hereof from the date of filing of such documents. Any statement contained in any document incorporated or deemed to be incorporated by reference herein will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded will not be deemed, except as modified or superseded, to constitute a part of this prospectus.

We will provide, free of charge, to any person to whom a copy of this prospectus is delivered, upon written or oral request, a copy of any or all of the documents incorporated by reference into this prospectus, other than exhibits to those documents unless specifically incorporated by reference. To request a copy of those documents, you should contact us by writing to our principal executive offices at Biolase Technology, Inc., Attention Corporate Secretary, 4 Cromwell, Irvine, California 92618.

LEGAL MATTERS

The validity of the shares of Common Stock offered by this prospectus will be passed upon for us by Carroll & Carroll, P.C., Irvine, California.

EXPERTS

The consolidated financial statements and schedule as of December 31, 2010 and 2009 and for each of the three years in the period ended December 31, 2010 incorporated by reference in this Prospectus have been so incorporated in reliance on the report of BDO USA, LLP, an independent registered public accounting firm (the report on the consolidated financial statements contains an explanatory paragraph regarding the Company’s ability to continue as a going concern), incorporated herein by reference, given on the authority of said firm as experts in auditing and accounting.

Part II

Information Not Required in the Prospectus

Item 14.	Other Expenses of Issuance and Distribution.

The following table sets forth the various expenses payable by us in connection with the distribution of the common stock being registered hereby. All the amounts shown are estimates, except the Securities and Exchange Commission registration fee. All of such expenses are being borne by us.

Securities and Exchange Commission Registration Fee	$1,461
Printing and Engraving Expenses	10,000
Legal Fees and Expenses	40,000
Accounting Fees and Expenses	10,000
Miscellaneous Expenses	10,000

Total	$71,461

Item 15.	Indemnification of Directors and Officers.

Under Section 145 of the General Corporation Law of the State of Delaware, we have broad powers to indemnify our directors and officers against liabilities they may incur in such capacities, including liabilities under the Securities Act of 1933, as amended. Our Fifth Amended and Restated Bylaws also provides for mandatory indemnification of our directors, officers, employees and agents to the fullest extent permissible under Delaware law.

Our Restated Certificate of Incorporation provides that the liability of directors for monetary damages shall be eliminated to the fullest extent permissible under Delaware law. Pursuant to Delaware law, this includes elimination of liability for monetary damages for breach of the directors’ fiduciary duty of care to us and our stockholders. These provisions do not eliminate the directors’ duty of care and, in appropriate circumstances, equitable remedies such as injunctive or other forms of non-monetary relief will remain available under Delaware law. In addition, each director will continue to be subject to liability for breach of the director’s duty of loyalty to us for acts or omissions not in good faith or involving intentional misconduct, for knowing violations of law, for any transaction from which the director derived an improper personal benefit, and for payment of dividends or approval of stock repurchases or redemptions that are unlawful under Delaware law. The provision also does not affect a director’s responsibilities under any other laws, such as the federal securities laws or state or federal environmental laws.

We have entered into agreements with each of our directors and executive officers that require us to indemnify these persons against expenses, judgments, fines, settlements and other amounts actually and reasonably incurred (including expenses of a derivative action) in connection with any proceeding, whether actual or threatened, to which each may be made a party by reason of the fact that each is or was a director or officer of our company or any of our affiliates, provided the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to our best interests and, with respect to any criminal proceeding, had no reasonable cause to believe that his or her conduct was unlawful. The indemnification agreements also establish procedures that will apply if a claim for indemnification arises under the agreements.

We maintain a policy of directors’ and officers’ liability insurance that insures our directors and officers against the costs of defense, settlement or payment of a judgment under some circumstances.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling our company pursuant to the foregoing provisions, the opinion of the Securities and Exchange Commission is that such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Item 16.	Exhibits.

Exhibit
Number		Description of Exhibit

3.1		Restated Certificate of Incorporation of Biolase Technology, Inc., as amended(1)
3.2		Fifth Amended and Restated Bylaws of Biolase Technology, Inc.(2)
4.1		Certificate of Designations, Preferences and Rights of 6% Redeemable Cumulative Convertible Preferred Stock of Biolase Technology, Inc. (Included in Exhibit 3.1.)
4.2		Certificate of Designations, Preferences and Rights of Series A 6% Redeemable Cumulative Convertible Preferred Stock of Biolase Technology, Inc. (Included in Exhibit 3.1.)
4.3		Certificate of Correction Filed to Correct a Certain Error in the Certificate of Designation of Biolase Technology, Inc. filed in the Office of Secretary of State of Delaware on July 25, 1996. (Included in Exhibit 3.1.)
4.4		Certificate of Designations of Series B Junior Participating Cumulative Preferred Stock of Biolase Technology, Inc. (Included in Exhibit 3.1.)
4.5		Rights Agreement, dated as of December 31, 1998, between the Registrant and U.S. Stock Transfer Corporation.(3)
4.6		Amendment to Stockholder Rights Agreement, dated as of December 19, 2008, by and between Biolase Technology, Inc. and Computershare Trust Company, N.A., as Rights Agent(2)
4.7		Form of Rights Certificate with respect to the Rights Agreement (Included in Exhibit 4.5)
4.8		Specimen of Common Stock Certificate(4)
4.9		Form of Securities Purchase Agreement(5)
4.10		Form of Warrant Agreement(6)
4.11		Form of Registration Rights Agreement(7)
5	.1+	Opinion of Carroll & Carroll, P.C.
23	.1+	Consent of Carroll & Carroll, P.C. (filed as part of Exhibit 5.1)
23	.2+	Consent of BDO USA, LLP, Independent Registered Public Accounting Firm
24	.1*	Power of Attorney

+	Filed herewith.

*	Previously filed.

(1)	Incorporated by reference herein to Exhibit 3.1 of the registrant’s Amendment No. 1 to Registration Statement on Form S-1, filed with the SEC on December 23, 2005.

(2)	Incorporated by reference herein to Exhibit 3.1 of the registrant’s Current Report on Form 8-K, filed with the SEC on July 7, 2010.

(3)	Incorporated by reference herein to Exhibit 1 of the registrant’s Registration Statement on Form 8-A, filed with the SEC on December 29, 1998.

(4)	Incorporated by reference herein to Exhibit 4.1 of the registrant’s Registration Statement on Form S-3, filed with the SEC on June 3, 2002.

(5)	Incorporated by reference herein to Exhibit 10.1 of the registrant’s Current Report on Form 8-K, filed with the SEC on June 29, 2011.

(6)	Incorporated by reference herein to Exhibit 10.2 of the registrant’s Current Report on Form 8-K, filed with the SEC on June 29, 2011.

(7)	Incorporated by reference herein to Exhibit 10.3 of the registrant’s Current Report on Form 8-K, filed with the SEC on June 29, 2011.

Item 17.	Undertakings.

The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement. Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement; provided, however, that paragraphs (i), (ii) and (iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i) If the registrant is relying on Rule 430B,

(A) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

(ii) If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness; provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(6) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Amendment No. 1 to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Irvine, State of California on this 18th day of August, 2011.

BIOLASE TECHNOLOGY, INC.

By:	/s/ Federico Pignatelli
Name:     Federico Pignatelli

Title:	Chairman and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to the registration statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Position	Date

/s/ Federico Pignatelli Federico Pignatelli	Chairman, Chief Executive Officer, and Director (Principal Executive Officer)	August 18, 2011

/s/ Frederick D. Furry Frederick D. Furry	Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	August 18, 2011

/s/ Alexander K. Arrow* Alexander K. Arrow	Director	August 18, 2011

/s/ Norman J. Nemoy* Norman J. Nemoy	Director	August 18, 2011

/s/ Gregory E. Lichtwardt* Gregory E. Lichwardt	Director	August 18, 2011

* /s/ Federico Pignatelli Federico Pignatelli Attorney-in-fact